19 January 1998

TO:               Home Video Channel Ltd.
                  Aquis House
                  Station Road
                  Hayes
                  Middlesex
                  UB3 4DX
                  ("HVC")

FROM:             British Sky Broadcasting Limited
                  Grant Way
                  Isleworth
                  Middlesex
                  TW7 5QD
                  ("Sky")

Dear Sirs

Re:      THE ADULT CHANNEL (the "Channel")

We refer to the following documents:

(a) A letter from Sky to HVC dated 21 August 1997, signed by both parties (the "Letter).

(b) An agreement between Societe Europeene des Satellites SA ("SES") and Sky dated 30 August 1996 for the use of analogue transponder capacity on ASTRA 1B Satellite (the "Head Lease").

1. The Letter sets out, without limitation, the main commercial terms on which Sky will sub-lease to HVC certain Astra non-pre-emptible capacity on Transponder 24 of the Astra 1B satellite (the "Capacity") for the purpose of the transmission of the Channel.

2. This letter of agreement ("Agreement") confirms the key commercial terms as follows (subject to paragraph 5 below):

         (i) The Capacity will be provided from 1 August 1998 to the expiry of the term of the Head Lease or 31 December 2002, whichever is the earlier (the "Term).

         (ii) The Capacity will be provided in analogue form on Transponder 24 of Astra 1B.

         (iii) The hours of transmission of the Channel will be from midnight to 0400, seven (7) days per week.

         (iv) HVC will pay to Sky 900,000 Pounds plus UK Value Added Tax ("VAT") per annum during the Term in consideration of the provision of the Capacity. The said sum shall, with effect from 1 August 1999 be subject to corresponding increases to the Retail Prices Index ("RPI") during the preceding twelve months. Payment will be made each year during the Term by HVC in twelve equal monthly installments in advance on the first day of each month, commencing on 1 August 1998. For the avoidance of doubt, failure by HVC to broadcast the Channel during the Term shall not relieve it in any way of its obligations to make payment to Sky hereunder.

         (v) HVC will pay to Sky 66,000 Pounds plus VAT per annum during the term in consideration of the provision by Sky of uplinking services to Transponder 24 on Astra 1B. The said sum shall, with effect from 1 August 1999 be subject to corresponding increases to the RPI during the preceding twelve months. Payment will be made each year during the Term by HVC in twelve equal monthly installments in advance on the first day of each month, commencing on 1 August 1998. For the avoidance of doubt, HVC shall at all times during the term be responsible at its sole cost for delivering the Channel's signal to Sky's uplink site.

3. Sky and HVC will use their respective best endeavours to execute a long form transponder agreement in respect of the Capacity and an agreement in respect of the applicable uplink services (the "New Agreements"} by a ate no later than 00:01 on 1 August 1998 (the "Start Date"), to give effect to the matters referred to in paragraph 2 above.

4. If the New Agreements have not been executed by the Start Date, Sky and HVC will continue to use their best endeavours to execute such documents as soon as possible after the Start Date and, until such times as the New Agreements are executed, Sky shall, as from the Start Date, sub-lease the Capacity to HVC and provide the corresponding uplinking services and the terms on which Sky shall do so shall be as follows:

         (i) Each of the provisions of paragraph 2 above shall apply in its entirety.

         (ii) In respect of the Capacity, HVC shall do all that is necessary to conform with all material terms of the Head Lease as if it were an original party thereto and shall indemnify and keep Sky fully indemnified in respect of any breach by Sky of the Head Lease cause by an act or omission of HVC.

         (iii) In respect of the uplinking services, HVC will comply with all the provisions of Sky's standard form uplinking agreement for Transponder 24 from time to time, a copy of which will be provided by Sky to HVC prior to the Start Date if a long form agreement in respect of uplinking services has not been executed by parties prior to the Start Date.

5. The provision by Sky to HVC of the Capacity is conditional upon Sky first being able to obtain such consents as may be necessary from SES in respect thereof and Sky agrees to use all reasonable endeavours to obtain such consent prior to the Start Date.

6. In the event of any conflict between the Letter, this Agreement and any other document signed by the parties relating to the provision of capacity and uplinking for the Channel, the terms and conditions of this Agreement shall prevail.

7. The contents of this Agreement shall be confidential and shall at all times remain so prior to, during and after the expiry of the Term save to the extent that it is necessary for the parties to communicate to subscribers and potential subscribers the fact that the Channel will, from the Start Date, move from Transponder 54 to Transponder 24 and save as may be required to be disclosed by any applicable law or regulation or requirements of any relevant stock exchange or regulatory authority.

8. This Agreement is legally binding on Sky and HVC and shall be governed by English law.

9. Sky may assign or sub-licence its rights thereunder without restriction. HVC shall not assign, sub-let, licence or otherwise allow any third party to exercise any of its rights under this Agreement without having first obtained the prior written consent of Sky, such consent not to be unreasonably withheld or delayed.

10. To the extent that any provision of this Agreement constitutes a restriction or an information provision within the meaning of the Restrictive Trade Practices Act 1976 so as to make this Agreement registrable under that Act, no such provision shall come into effect until such time as particulars of this Agreement have been furnished to the Director General of Fair Trading, in accordance with that Act.



/s/ D. Stewart                                                   2/2/98
-----------------------------------------------------         -----------------
For and on behalf of British Sky Broadcasting                 Date
Limited


/s/ Jeremy Yates                                                 29/01/98
-----------------------------------------------------         -----------------
For and on behalf of Home Video Channel                       Date
Limited